CONSULTING AGREEMENT

the "**Consultant**": **Geoffrey Armstrong/Kouzelne Mesto Ltd.**		**Email:** gja@kouzelnemesto.com	
Address: Sokolovska 27/93		**City:** Prague	**State:**
Country: Czech Republic	**Zip:** 186 00	**Phone:** 518-638-8192	**Fax:** 866-417-3469

RUBY CREEK RESOURCES, INC. (the "**Company**")		A Nevada Corporation	
Address: 767 3rd Ave, 36th Flr		**City:** New York	**State:** New York
Country: USA	**Zip:** 10017	**Phone:** 212.671.0404	**Fax:** 866.672.4994
Contact Person: **Rob Slavik**		**E-mail:** rts@rubycreekresources.com	

WHEREAS, the Consultant has certain business expertise and is willing to provide services to Ruby Creek; and

WHEREAS, Ruby Creek is willing to engage the Consultant as an independent contractor, and not as an employee, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, intending to be legally bound, do hereby agree as follows:

Effective Date: October 01, 2009	**Term:** This Agreement shall become effective as of the Effective Date and shall remain in effect for one (1) year, provided that either Consultant or the Company may terminate this Agreement at any time by giving the other party ten (10) business days' prior written notice of termination. For the avoidance of doubt, any such termination shall not affect the Consultant's continuing obligations to the Company under Section 5.

SECTION 1. **Background**. The Company desires to retain the services of the Consultant: (i) to provide assistance with the legal and regulatory administration of the business of Ruby Creek (ii) from time-to-time to act on certain instructions with respect to certain activities or specific projects as described in this Agreement or offered in written direction by the Chief Executive Officer, and the Consultant is willing to so provide and act.

SECTION 2. **Description of Services**. Ruby Creek hereby retains the Consultant, Mr. Geoffrey Armstrong, through his Company, Kouzelne Mesto Ltd., to act as a Consultant and the Consultant hereby accepts and agrees to such retention. The Consultant, will assist the Chief Executive Officer of Ruby Creek or his designee in the day-to-day public, legal and regulatory administration of the business of Ruby Creek. In addition, the Consultant will have and perform such other duties as are customarily performed by one holding such position in other businesses or enterprises that are the same as or similar to that engaged in by Ruby Creek, and will have and perform such related duties and services as may be assigned to him from time to time by the Chief Executive Officer of Ruby Creek, or his designee. The Consultant agrees to abide by Corporation policies and procedures established from time to time by the Corporation. In keeping with the Company's Travel & Expenses policy, the Company shall promptly reimburse the Consultant for any out-of-pocket expense incurred by the Consultant in the performance of the Consultant's Service. If travel expenses are required, the Consultant may request and will receive a cash advance.

SECTION 3. **INDEPENDENT CONTRACTOR; NO AUTHORITY; NO BENEFITS.** THE CONSULTANT'S RELATIONSHIP WITH THE COMPANY SHALL BE THAT OF AN INDEPENDENT CONTRACTOR AND NOT THAT OF AN EMPLOYEE. ACCORDINGLY, THE CONSULTANT WILL NOT BE ELIGIBLE FOR ANY EMPLOYEE BENEFITS, NOR WILL THE COMPANY MAKE DEDUCTIONS FROM PAYMENTS MADE TO THE CONSULTANT FOR TAXES, WHICH SHALL BE SOLELY THE CONSULTANT'S RESPONSIBILITY. FOR THE AVOIDANCE OF DOUBT, THE CONSULTANT SHALL HAVE NO AUTHORITY UNDER THIS AGREEMENT TO ENTER INTO CONTRACTS THAT BIND THE COMPANY OR CREATE OBLIGATIONS ON THE PART OF THE COMPANY, AND SPECIFICALLY TO AUTHORIZE BORROWING OR THE LENDING OF FUNDS OF RUBY CREEK OR TO PLEDGE, SELL OR ASSIGN ANY OF THE ASSETS OF RUBY CREEK OR THE BUSINESS; TO SELL, LEASE, TRANSFER, MORTGAGE, PLEDGE OR OTHERWISE DISPOSE OF SUBSTANTIALLY THE ENTIRE UNDERTAKING OF RUBY CREEK OR THE BUSINESS; AND TO ENCUMBER RUBY CREEK IN ANY WAY.

SECTION 4. **Consideration**. As consideration for the Consultant Service provided hereunder, the Company will pay the Consultant a monthly fee of $1,500 for the specific or general services to be rendered and (i) grant the Consultant an option to purchase 350,000 shares of the Company's Common Stock at a price of $0.05 per share, pursuant to a new Stock Option Agreement under the Equity Incentive Plan, which option shall vest and become exercisable over one (1) year as follows: 80,000 on signing this agreement, 90,000 on January 1, 2010, 90,000 on April 1, 2010, 90,000 on July 1, 2010.

SECTION 5. **Proprietary Information**.
Confidentiality of Proprietary Information. The Consultant is not obligated to receive Proprietary Information (as defined below); however the Consultant understands and agrees that all Proprietary Information shall be the sole property of the Company and its assigns, including all trade secrets, patents, copyrights and other rights in connection therewith. The Consultant will hold in confidence and not directly or indirectly use or disclose to any third parties, both during the Consultant's relationship with the Company and for a period of one (1) year after termination (irrespective of the reason for such termination), any Proprietary Information the Consultant obtains or creates during the Consultant's relationship, except to the extent authorized by the Company, or until such Proprietary Information: (i) is in the public domain through no fault of the Consultant ; or (ii) was properly known to the Consultant, without restriction, prior to disclosure by Company, or (iii) was properly disclosed to the Consultant, without restriction, by a person other than Company. Third parties include any foreign or domestic office. The Consultant agrees not to make copies of such Proprietary Information except as authorized by the Company. Upon termination of the Consultant's relationship or upon an earlier request of the Company, the Consultant will return or deliver to the Company all tangible forms of such Proprietary Information in

the Consultant's possession or control, including but not limited to drawings, specifications, documents, records, devices, models or any other material and copies or reproductions thereof.

"**Proprietary Information**" means information or physical material not generally known or available outside the Company or information or physical material entrusted to the Company by third parties. This includes, but is not limited to, inventions, confidential knowledge, copyrights, product ideas, techniques, processes, formulas, object codes, mask works and/or any other information of any type relating to documentation, data, schematics, algorithms, flow charts, mechanisms, research, manufacture, improvements, assembly, installation, marketing, forecasts, sales, pricing, customers, the salaries, duties, qualifications, performance levels and terms of compensation of other employees, consultants or advisors, and/or cost or other financial data concerning any of the foregoing or the Company and its operations. Proprietary Information may be contained in material such as drawings, samples, procedures, specifications, reports, studies, customer or supplier lists, budgets, cost or price lists, compilations or computer programs, or may be in the nature of unwritten knowledge or know-how.

SECTION 6. **Advice of Counsel**. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

SECTION 7. **General; Governing Law; Notices.**
The Parties agree that THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Further, if there is any disagreement between the Company and the Consultant hereto with respect to the terms of this Contract or the interpretation thereof, then first, the Company and the Consultant will attempt to resolve their differences; but failing this, then the same will be referred to a single arbitrator. Any action brought by either Party that arises out of or relates to this Agreement will be filed only in the State or Federal courts located in the State of Nevada. Each Party irrevocably submits to the jurisdiction of those courts. Each Party waives any objections that it may have now or in the future to the jurisdiction of those courts, and also waives any claim that it may have now or in the future that litigation brought in those courts has been brought in an inconvenient forum. In the event that any provision of this Agreement shall be held to be unenforceable or against public policy pursuant to a final adjudication by a court of competent jurisdiction such provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and the other provisions shall be unaffected. Waiver by either Party of any term or condition of this Agreement shall not be deemed to be a waiver of any other term or condition or of any later breach of this Agreement. Nothing in this Agreement creates or shall be deemed to have created a partnership, joint venture, an employment contract or an agency agreement between the Parties or any third-party beneficiary relationship. Any written notice or other written communication to a Party under this Agreement shall be either delivered personally, sent by fax, email, or sent by express carrier for next business day delivery, freight or postage prepaid, and shall be deemed given when personally delivered or sent by fax or email (with a return receipt) or two (2) business days after deposit with an express carrier (with a signature for acceptance). Notices shall be sent to a Party at its address set forth above on the cover page of this Agreement or such other address or fax number or email as such Party may specify in writing.

SECTION 8 **Indemnification**
The Company shall defend, indemnify and hold harmless the Consultant from any and all claims, losses, demands, attorneys' fees, damages, liabilities, costs, expenses, obligations, causes of action or suits (all the foregoing, collectively, "Liabilities") proximately caused by the Consultant's performance under this Agreement except to the extent that any intentionally wrongful act or gross negligence by the Consultant proximately caused such Liabilities.

SECTION 9. Entire Agreement.
This Agreement represents the entire understanding between the Parties, and supersedes all previous and contemporaneous verbal or written negotiations or agreements if any, on the subject matter of this Agreement. There are no representations, promises or covenants other than set forth herein. No modification of this Agreement shall be effective unless set forth in writing and signed by a duly authorized representative of each Party hereto. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be executed by their duly authorized signatories as of the Effective Date set forth above.

Authorized Signatory of Consultant:	**Print Name and Title:**	**Date:**
By: [signature]	Geoffrey Armstrong President, Kouzelne Mesto Ltd.	October 01, 2009
Authorized Signatory of: **RUBY CREEK RESOURCES, INC.** By: [signature]	**Print Name and Title:** Rob Slavik, CEO	**Date:** October 01, 2009